Exhibit 99.1
Natural Gas Facilities Agreement
STATE OF GEORGIA
COUNTY OF MITCHELL
THIS AGREEMENT, made this   23   day of January, 2007, by and between the CITY OF CAMILLA, a municipal corporation of the State of Georgia located in Mitchell County, Georgia, herein referred to as “City”, and FIRST UNITED ETHANOL, LLC, a Georgia limited liability company, herein referred to as “FUEL”.
WITNESSETH THAT:
WHEREAS, FUEL and the City entered into a certain Natural Gas Supply and Capacity Agreement, dated January   23  , 2007, providing for certain natural gas services; and
WHEREAS, the City owns and operates a natural gas distribution system for the purpose of providing natural gas service to its citizens and customers; and
WHEREAS, FUEL is constructing and will operate a corn-based ethanol manufacturing facility in Mitchell County, Georgia (the “Plant”) and desires to purchase natural gas from the City; and
WHEREAS, the City is a member of the Municipal Gas Authority of Georgia (“MGAG”); and
WHEREAS, the City holds certain natural gas pipeline transportation rights with Southern Natural Gas Company (“Southern”); and
WHEREAS, FUEL has requested that the City build a new high pressure gas main to serve the Plant; and
WHEREAS, City estimates the cost of said high pressure gas main to be Two Million Eight Hundred and Eighteen Thousand ($2,818,000) Dollars, itemized as follows (collectively, the “Facilities”):

Gas Line Install and Labor:	$1,978,000
Regulators, Meters and Cuts:	180,000
New Meter Station:	300,000
Odorant and Cathodic Systems:	40,000
3” Line Relocation:	320,000

Total Costs (Estimated):	$2,818,000;

WHEREAS, the City intends to enter into a lease purchase arrangement with MGAG (the “Lease”) to finance the estimated $2,818,000 cost of acquisition, construction and installation of the Facilities; and
WHEREAS, FUEL has agreed to pay the cost of the acquisition, construction and installation of the Facilities at the times and in the amounts hereinafter specified in this Agreement.
NOW THEREFORE, in the consideration of the premises and mutual covenants hereinafter expressed, the parties do contract and agree as follows:
1.	The City agrees to construct its new gas main from Southern’s pipeline to the Plant, including all necessary meters and regulators.
2.
FUEL agrees to pay the City an additional facilities charge each month without regard to its level of gas consumption and without regard to FUEL’s continued operation or use of the Plant, as hereinafter provided. The additional facilities charge will be based upon the proceeds of the assignment by MGAG to a commercial bank of the right to receive payments under the Lease and shall be determined upon the closing of the Lease. It is the intent of the parties that FUEL’S additional facilities charge shall be equal to the rental payments due under the Lease. It is estimated that the rental payments due under the Lease will be $33,900 per month (the “Estimated Rental Payments”).

3.
FUEL agrees to pay to the City the additional facilities charge equal to the amount of the Estimated Rental Payments, commencing March 1, 2007, and continuing month to month thereafter for 120 months or until the closing of the Lease. Upon the closing of the Lease, the additional facilities charge shall be recalculated by the City to account for the actual rental payments due under the Lease. After such recalculation, FUEL agrees to pay to the City such recalculated additional facilities charges, commencing upon the closing of the Lease, and continuing month to month thereafter for the term of the Lease. Upon the closing of the Lease, the City shall cause a schedule of such recalculated additional facilities charges to be prepared and delivered to FUEL.

FUEL shall pay the City such additional facilities charges in arrears in equal semi-monthly installments on or before the 1st and 15th day of each month. [FUEL shall execute such authorization as may be required to allow the City to draft its bank account within one (1) day after the 1st and 15th day of each month. If FUEL fails to make payment as herein provided, a late penalty of two percent (2%) of the invoice amount will be assessed. Interest at the then effective prime interest rate plus one percent (1%), as published in the Wall Street Journal, shall accrue from the due date until the date of payment not to exceed the maximum rate of interest permitted by applicable law. In addition, if FUEL is delinquent in payment more than twice in any twelve (12) month period the City may require a deposit, letter of credit or pre-payment.]

4.
Should FUEL discontinue operation or use of the Plant for any reason prior to the payment of the last additional facilities charge due hereunder, other than due to the continued failure by the City to satisfy its obligation to construct the Facilities pursuant to this Agreement, FUEL shall continue paying the additional facilities charges due hereunder on a semi-monthly basis under the terms of this Agreement. This Agreement shall terminate and FUEL will not be required to pay the City any prospective additional facilities charge if the Facilities have not been acquired, constructed and installed by October 1, 2008.

5.
FUEL shall have the right, anytime during the lease term to make a lump sum payment equal to the then present value of the uncollected remaining additional facilities charges as calculated by the City, in its sole discretion, plus any early payment or other penalty applicable under the lease. The City agrees that it shall make available to FUEL any bids received for the financing of the facilities construction and consult with FUEL as to the selection of the bid, specifically as to bids with or without prepayment penalties.

6.
The rates, fees, or other charges provided for hereunder may be adjusted with respect to inflationary or deflationary factors, if any, affecting the provision of service hereunder upon the agreement of the parties hereto.

7.
The City of Camilla’s obligations hereunder are subject to the following limitations: if, by reason of force majeure (defined hereinbelow), the City of Camilla shall be unable in whole or in part to carry out any agreement on its part herein contained, the City of Camilla shall not be deemed in default during the continuance of such inability. The term “force majeure” as employed herein shall mean acts of God; acts of the public enemy; war; catastrophe; strikes, lockouts or other industrial disturbances; earthquakes; fires; storms; floods; washouts; other natural disasters; civil disturbances; explosions; and other extraordinary events not within the control of the parties that directly affects the ability of the claiming party to perform its obligations hereunder, or any emergency creating conditions under which the City of Camilla’s compliance with the contract would become impossible or create a substantial financial burden upon the City of Camilla or its taxpayers. Neither party shall invoke the provisions of force majeure for the purpose of attempting to avoid the obligations entered into in good faith between the parties, for the purpose of gaining economic benefit not contemplated by the parties or mitigating economic detriment not specifically addressed herein. Both parties shall make reasonable efforts to avoid the adverse impact of a force majeure and to resolve the event or occurrence once it has occurred in order to resume performance. Parties will keep each other informed during this period.

8.
The City shall operate and maintain the Facilities in accordance with sound industry standards. FUEL shall indemnify and hold the City harmless for any damages and claims in connection with said maintenance and operation so long as the City operates and maintains the system under sound industry standards.

9.	This Agreement shall become effective as of the date of execution.
10.	This Agreement shall be interpreted in accordance with the laws of the State of Georgia and the Superior Court of Mitchell County, Georgia shall have jurisdiction concerning any disputes hereunder.
11.
It is agreed that the various terms of this Agreement are severable and in the event that any portion or portions of this Agreement shall be deemed to be unlawful or unenforceable, the remainder of the Agreement shall be unaffected thereby and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names and on their behalves by their proper officers or officials thereunto duly authorized as of the day and year written below.

CITY OF CAMILLA

By:	/s/ Alfred J. Powell, Jr.

Alfred J. Powell, Jr. Mayor

Attest:	/s/ Kathy N. Baker

Kathy N. Baker, City Clerk

FIRST UNITED ETHANOL, LLC

By:	/s/ Anthony J. Flagg

Antony J Flagg, CEO

Attest:	/s/ Alicia Shirah